                              INTELLECTUAL PROPERTY
                               SECURITY AGREEMENT


          INTELLECTUAL PROPERTY SECURITY AGREEMENT dated as of July 2, 1997, between ARCHIBALD CANDY CORPORATION, an Illinois corporation with offices at 1137 W. Jackson Boulevard, Chicago, Illinois 60607, as assignor and debtor ("Assignor"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee") with offices at 101 Barclay Street-21W, New York, NY, as trustee for the ratable benefit of the Holders (as hereinafter defined) under that certain Indenture (as hereinafter defined), as assignee and secured party ("Assignee").

                              W I T N E S S E T H:

          WHEREAS, Assignor and Assignee have entered into an Indenture, dated as of the date hereof (together with all supplements, modifications and amendments thereto made from time to time in accordance with its terms, the "Indenture");

          WHEREAS, Assignor will issue and sell its 10 1/4% Senior Secured Notes, due 2004 (as amended, modified or supplemented from time to time in accordance with their terms, the "Notes") in accordance with the terms of the Indenture;

          WHEREAS, Assignor owns all right, title and interest in and to, among other things, certain United States, state and foreign trademarks, service marks, patents, copyrights, trade names, trade dress, trade secrets, know-how and other proprietary information, and all registrations of and applications for any of the foregoing, including, but not limited to, those set forth on Exhibit 1 hereto, which are used in the business of the Assignor, along with the goodwill of the businesses symbolized thereby, any inventions disclosed therein and the Licenses (as hereinafter defined) (all of the above, collectively, the "Intellectual Property");

          WHEREAS, in order to secure its Obligations (as defined in the Indenture), Assignor has agreed to grant to Assignee, the ratable benefit of the Holders (as such term is defined in the Indenture), a security interest in and continuing lien upon the Intellectual Property and certain other assets relating to or connected therewith, as further set forth herein, and Assignor has been requested to enter into this Agreement to evidence such security interest;

          NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for valuable consideration received and to be received, as security for the full payment and performance of the Obligations, Assignor and Assignee hereby agree as follows:

          1. GRANT OF SECURITY INTEREST. As collateral security for the due and punctual payment and performance of the Obligations, Assignor hereby grants to Assignee a security interest in and continuing lien on Assignor's right, title and interest in, to and under the following property of Assignor:

          (a)  the Intellectual Property;

          (b) all applications of and registrations for the Intellectual Property in the United States, any state of the United States and any foreign countries and localities;

          (c) all United States, state and foreign trademarks, service marks, patents, copyrights, trade names, trade dress, trade secrets, know-how and other proprietary information, and all registrations of, applications for and licenses relating to any of the foregoing hereafter adopted or acquired and used by Assignor or any Subsidiary in its business, including, but not limited to, those which are based upon or derived from the Intellectual Property or any variations thereof (the "Future Intellectual Property");

          (d) all extensions and renewals of all United States, state and foreign trademarks, service marks, trade names and copyrights, and any registrations thereof and applications therefor, contained within the Intellectual Property and Future Intellectual Property;

          (e) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and re-examinations of any United States and foreign patents, and any applications therefor, contained within the Intellectual Property and Future Intellectual Property;

          (f) all rights to sue for past, present and future infringements of the Intellectual Property and the Future Intellectual Property, and all rights to sue under any licenses ("Licenses") relating to trademarks, service marks, patents, copyrights, trade names, trade dress, trade secrets, know-how and other proprietary information used in the business of the Assignor (other than any Licenses that, by their terms, are not assignable, and for which consents cannot be obtained under Section 5 hereof);

          (g) all of Assignor's logos and trade dress including, containing or relating to the Intellectual Property, the Future Intellectual Property, and the trademarks, service marks and trade names covered by the Licenses, or a representation thereof, or any variation thereof;

          (h) all licenses and other agreements under which Assignor is licensor or licensee (including without limitation, the Licenses (other than any licenses or other agreements that, by their terms, are not assignable, and for which consents cannot be obtained under Section 5 hereof)), and all fees, rents, royalties, proceeds or monies thereunder, relating to the Intellectual Property, the Future Intellectual Property, or any other intellectual property or related rights;

          (i) all goodwill of Assignor's business connected with, symbolized by or in any way related to any of the foregoing;

          (j)  all of Assignor's inventions disclosed in any of the foregoing;

          (k) all of Assignor's books, records, computer software (to the extent assignable, subject to Section 5 hereof), computer print-outs, manuals and similar items which relate to any of the foregoing; and

          (l) all proceeds of any of the foregoing, including without limitation, license royalties, income, payments, claims, damages, insurance proceeds and proceeds of suit.

All of the foregoing items set forth in clauses (a) through (l) are hereinafter referred to collectively as the "Collateral".

          2. DEFINED TERMS. As used herein, capitalized terms defined in the Indenture and not otherwise defined herein are used herein as so defined. The following terms shall have the meanings set forth below:

          BANK LENDERS shall mean the lenders under the Bank Loan Documents.

          BANK LOAN DOCUMENTS shall mean the Revolving Credit Facility.

          EVENT OF DEFAULT shall have the meaning set forth in the Indenture.

          FINANCING DOCUMENTS shall mean the Indenture, the Notes, the Security Agreement, this Agreement, and the other documents and agreements referred to herein or therein, or delivered in connection herewith or therewith, as same may from time to time be amended, modified, waived or supplemented in accordance with their respective terms.

          FUTURE INTELLECTUAL PROPERTY shall have the meaning set forth in
Section 1(c) hereof.

          INTELLECTUAL PROPERTY shall have the meaning set forth in the third Whereas clause hereof.

          LICENSES shall have the meaning set forth in Section 1(f) hereof.

          SUBSIDIARY shall have the meaning set forth in the Indenture.

          3. ASSIGNOR'S OBLIGATIONS. Assignor agrees that, notwithstanding this Agreement, it will perform and discharge and remain liable for all its covenants, duties, and obligations arising in connection with the Collateral. Assignee shall have no obligation or liability in connection with the Collateral by reason of this Agreement or any payment received by Assignee relating to the Collateral and Assignee shall not be required to perform any covenant, duty or obligation of Assignor arising in connection with the Collateral or any license or agreement related thereto or to take any other action regarding the Collateral, except and only to the extent that Assignee has acquired, for the ratable benefit of the Holders, absolute ownership of the Collateral upon an exercise of remedies under Section 6 hereof.

          4. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants to Assignee that: (a) Exhibit 1 hereto sets forth a complete and accurate list of all of Assignor's United States and state registrations of and applications for those trademarks, service marks, patents and copyrights material to the conduct of Assignor's business, all Licenses material to the business of Assignor, and all unregistered trademarks, service marks, trade names and copyrights used by Assignor which are material to the business of Assignor; (b) Assignor is the sole, exclusive, beneficial and record owner of all right, title and interest in and to the Collateral material to the conduct of Assignor's business, and no adverse claims have been made with respect to its title to or the validity of such Collateral; (c) the Intellectual Property and the trademarks, service marks, patents, copyrights, trade names, trade dress, trade secrets, know-how and other proprietary information covered by the Licenses constitute the only intellectual property, and registrations thereof and applications therefor, in which Assignor has any right, title or interest; (d) none of the Collateral is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance, other than as created hereby, (e) the registrations of those trademarks, service marks, patents and copyrights material to the conduct of Assignor's business are subsisting, and, to the best of Assignor's knowledge, valid, and none of the Collateral has been adjudged invalid or unenforceable, and Assignor has performed all acts and has paid all renewal, maintenance and other fees and taxes required to maintain in full force and effect each and every registration and application contained within the Collateral to the extent material to the conduct of Assignor's business; (f) no claims have been made that the use of any of the Collateral material to the conduct of Assignor's business violates the asserted rights of any third party and, to the best of Assignor's knowledge, the conduct of Assignor's business does not infringe in any material respect upon any intellectual property rights of any third party; (g) to the best of Assignor's knowledge, no third party is infringing in any material respect upon any of the Collateral; (h) provided that this Agreement is filed in and recorded by the United States Patent and Trademark Office (the "PTO") within three (3) months of the date hereof and the United States Copyright Office ("Copyright Office") within one (1) month of the date hereof, and provided that UCC financing statements have been filed in the jurisdictions listed on Exhibit 3 hereto, this Agreement will create a legal, valid, perfected and continuing lien on and security interest in the Collateral so filed and recorded in favor of Assignee, enforceable against Assignor and all third parties, subject to no other mortgage, assignment, pledge, lien, charge, encumbrance, or security or other interest except for a non-exclusive license granted to Bank Lenders in connection with inventory sales after an event of default under the Bank Loan Documents; and (i) none of Assignor's Subsidiaries owns any intellectual property of any nature whatsoever, other than their respective trade names, or conducts any business whatsoever.

          5. COVENANTS. Assignor will maintain and renew all items of Collateral, and any U.S. applications therefor and U.S. registrations thereof, necessary or economically desirable for the conduct of its business and will defend the Collateral against the claims of all persons. Assignor will, promptly following the creation or acquisition of any copyrightable work which is necessary or economically desirable for the conduct of its business, apply to register the copyright in the Copyright Office. Assignor will maintain, and will cause each licensee which uses any of the Collateral to maintain, the same standards of quality for the goods and services in connection with which the Collateral is used as Assignor maintained for such goods and services prior to the date of this Agreement. Assignee shall have the right to enter upon Assignor's premises at all reasonable times to monitor such quality standards. Assignor shall promptly notify Assignee if it knows or has received written notice that any of the Collateral material to the conduct of Assignor's business may lapse, expire, become dedicated to the public, terminate, be abandoned, or become subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding before the PTO, the Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court. In the event that any material portion of the Collateral is infringed or diluted by a third party, promptly after Assignor becomes aware of such infringement or dilution, Assignor shall take all reasonable actions to stop such infringement or dilution and protect its exclusive rights in such Collateral. Without limiting the generality of the foregoing, Assignor shall not permit the lapse, expiration, dedication to the public, termination or abandonment of any Intellectual Property, Future Intellectual Property or License material to the conduct of its business without the prior written consent of Assignee. If, before the Obligations have been satisfied in full, Assignor shall obtain rights to, become licensed to use, or become entitled to the benefit of any new trademarks, service marks, patents, copyrights, trade names, trade dress, trade secrets, know-how or other proprietary information (or any applications therefor or registrations thereof) not identified on Exhibit 1 hereto, the provisions of this Agreement (including, without limitation, all requirements for filings, recordings, registrations and the like) shall automatically apply thereto, and same shall thereupon constitute part of the Collateral. Assignor shall give Assignee prompt notice thereof in writing, and shall take all actions necessary to create, perfect and preserve the Assignee's security interest therein (to the extent capable of being created, perfected or preserved under the laws of the United States or any state thereof) in connection therewith.
 Except with the prior written consent of Assignee, or as permitted by the Indenture, Assignor shall not sell, assign, transfer or dispose of (other than in the ordinary course of Assignor's business), or create or allow to exist any lien, claim or encumbrance upon or with respect to any of the Collateral, except for the security interest and continuing lien created hereunder and other Permitted Liens. If Assignor forms or acquires any Subsidiary, or any Subsidiary existing as of the date hereof hereafter engages in any business, then Assignor covenants and agrees that it shall cause such Subsidiary to enter into a security agreement with Assignee, in substantially the form of this Agreement, covering all such Subsidiary's intellectual property and related rights. Assignor will use reasonable commercial efforts to obtain any third-party consents required in connection with the grant of a security interest in any Collateral.

          6. REMEDIES UPON DEFAULT. Whenever any Event of Default shall occur and be continuing, Assignee shall have all the rights and remedies granted to it in such event by the Security Agreement and the other Financing Agreements, which rights and remedies are specifically incorporated herein by reference and made a part hereof, with the same force and effect as if set forth herein in their entirety. Assignee in such event may collect directly any payments due to Assignor in respect of the Collateral and, subject to any limitations imposed under any license agreements constituting part of the Collateral, may sell, license, lease, assign, or otherwise dispose of the Collateral in any manner set forth in the Security Agreement. Assignor agrees that, in the event of any disposition of the Collateral upon any such Event of Default, it will duly execute, acknowledge, and deliver all documents necessary or advisable to record title to the Collateral in any transferee or transferees thereof, including, without limitation, valid, recordable assignments of the Intellectual Property, the Future Intellectual Property, and the Licenses. Assignor hereby irrevocably appoints Assignee as its attorney-in-fact, with power of substitution, to execute, deliver, and record any such documents on Assignor's behalf. Notwithstanding any provision hereof to the contrary, during the continuance of an Event of Default, the Bank Lenders may have, under the Bank Loan Documents, a non-exclusive license to sell inventory bearing any trademarks, service marks, trade names and trade dress included within the Intellectual Property or the Future Intellectual Property, or covered by the Licenses.

          7. POWER OF ATTORNEY. Concurrently with the execution and delivery hereof, Assignor shall execute and delivery to the Assignee, in the form of
Exhibit 2 hereto, five (5) originals of a Special Power of Attorney for the implementation of the assignment, sale, license, lease or other disposition of the Intellectual Property, Future Intellectual Property, and Licenses pursuant to Section 6. Assignor hereby fully and unconditionally releases Assignee from any and all future claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by Assignee in accordance with Section 6 under the powers of attorney granted therein, other than actions taken or omitted to be taken through the bad faith, willful misconduct or gross negligence of Assignee.

          8. CUMULATIVE REMEDIES. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided by law. The security interest granted hereby is granted in conjunction with the security interest granted to Assignee under the Security Agreement. The rights and remedies of Assignee with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement and those which are now or hereafter available to Assignee as a matter of law or equity. The exercise by Assignee of any one or more of the rights, powers or remedies provided for in this Agreement or the Security Agreement, or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by any person, including Assignee, of any or all other rights, powers or remedies. The rights and remedies provided herein are intended to be in addition to and not in substitution of the rights and remedies provided by the Security Agreement.

          9. AMENDMENTS AND WAIVERS. This Agreement may not be modified, supplemented, or amended, or any of its provisions waived without the prior written consent of Assignee and Assignor. Assignor hereby authorizes Assignee to modify this Agreement by amending Exhibit 1 hereto to include any Future Intellectual Property or additional licenses in which Assignor acquires rights.

          10. ACTIONS BY TRUSTEE. Whenever any provision of this Agreement requires action or waiver, by, or the consent of, the Assignee, Assignee shall only be required to take or refrain from taking such action or grant or withhold any waiver or consent when 25% in outstanding principal amount of the Notes shall have instructed the Trustee in writing.

          11. WAIVER OF RIGHTS. No course of dealing between the parties to this Agreement or any failure or delay on the part of any such party in exercising any rights or remedies hereunder shall operate as a waiver of any rights and remedies of such party or any other party, and no single or partial exercise of any rights or remedies by one party hereunder shall operate as a waiver or preclude the exercise of any other rights and remedies of such party or any other party. No waiver by Assignee of any breach or default by Assignor shall be deemed a waiver of any other previous breach or default or of any breach or default occurring thereafter.

          12. ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that no right, obligation, duty or interest herein or in or to the Collateral may be assigned, transferred or disposed of by Assignor without the prior written consent of Assignee, except as permitted by
Section 5 hereof.

          13. FURTHER ACTS. Assignor shall have the duty to prosecute diligently any application for the Intellectual Property and Future Intellectual Property material to the conduct of its or any Subsidiary's business pending as of the date of this Agreement or thereafter, until the Obligations shall have been paid in full, and to make applications on material unregistered but registrable trademarks, service marks, copyrights and patents material to the conduct of its or any Subsidiary's business in any location in the United States where Assignor or such Subsidiary does business using such Intellectual Property and to preserve and maintain all rights in and to the Collateral material to the conduct of its or any Subsidiary's business. Any expenses incurred in connection with such applications shall be borne by Assignor.

          14. ENFORCEMENT. While an Event of Default shall be continuing, Assignee shall have the right, if Assignor has failed to do so after Assignee's demand, but shall in no way be obligated to, bring suit in its own name to enforce any rights in and to the Collateral, in which event Assignor shall at the request of Assignee do any and all lawful acts and execute any and all proper documents that may be reasonably requested by Assignee in aid of such enforcement including, but not limited to, joining as a plaintiff in any such enforcement action and Assignor shall promptly, upon demand, reimburse and indemnify Assignee for all reasonable costs and expenses incurred by Assignee in the exercise of its rights under this Section 14.

          15. RELEASE AND RE-ASSIGNMENT. As provided for in the Indenture, or at such time as all of the Obligations have been satisfied, and the Indenture has been terminated, Assignee will execute and deliver to Assignor all deeds, assignments and other instruments as may be necessary or proper to release Assignee's lien in the Collateral and reassign to Assignor any and all rights of Assignee therein which were granted to Assignee hereunder, subject to any dispositions thereof which may have been made by Assignee pursuant hereto.

          16. SEVERABILITY. If any clause or provision of this Agreement shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect any other clause or provision in any other jurisdiction.

          17. NOTICES. All notices, requests and demands to or upon Assignor or Assignee under this Agreement shall be given in the manner prescribed by the Security Agreement.

          18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                            [Signature page follows]

          IN WITNESS WHEREOF, the parties have entered into this Intellectual Property Security Agreement as of the date first above written.


                                       ARCHIBALD CANDY CORPORATION,
                                       Assignor and Debtor



                                       By:  /s/ Ted A. Shepherd
                                            -----------------------------------
                                            Name:   Ted A. Shepherd
                                            Title:  President and Chief
                                                    Operating Officer


                                       The Bank of New York                , as
                                       -----------------------------------
                                       Trustee,
                                       Assignee and Secured Party


                                       By:  /s/ Denise Leonard
                                            -----------------------------------
                                            Name:   Denise Leonard
                                            Title:  Assistant Treasurer

STATE OF ILLINOIS        )
                         ) ss:
COUNTY OF COOK           )


          On the 2nd day of July 1997 before me personally came Ted A. Shepherd, to me known, who being by me duly sworn, did depose and say that he/she is the President of ARCHIBALD CANDY CORPORATION, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.


                                       /s/ Nancy A. Hanzalik
                                       ----------------------------------------
                                       Notary Public



STATE OF NEW YORK        )
                         ) ss:
COUNTY OF NEW YORK       )


          On the 2nd day of July 1997 before me personally came Denise Leonard, to me known, who being by me duly sworn, did depose and say that he/she is a Assistant Treasurer of THE BANK OF NEW YORK, a New York banking corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said banking corporation.


                                       /s/ William J. Cassels
                                       ----------------------------------------
                                       Notary Public

                                    EXHIBIT 1

             UNITED STATES TRADEMARK AND SERVICE MARK REGISTRATIONS

                                  Registration No.           Registration Date
Mark                                (Serial No.)              (Filing Date)
----                              ----------------           -----------------

AMERICAN HOMESTEAD                    2,040,233                  2/25/97
COLLECTION BY FANNIE
FARMER

AN AMERICAN TRADITION                 1,668,708                 12/17/91

DEBUTANTES (stylized)                   649,034                  7/23/57

FANNY FARMER and Design                 904,804                 12/22/70
(Cameo Silhouette)

Design (Hopping Easter                1,483,724                   4/5/88
Bunny)

FANNY FARMER                            578,907                  8/18/53
(Script Style)

FANNY FARMER                            126,844                  10/7/19
(Script Style)

FANNIE FARMER                         1,770,031                  5/11/93

FANNIE MAY KITCHEN                    1,407,863                   9/2/86
FRESH CANDIES

FANNIE MAY                            1,601,202(1)               6/12/90

FANNY FARMER                          1,393,461                  5/13/86
(Script Style)


--------------
(1)  Abandoned but refiled as 75/231,420.

FANNY FARMER                            905,819                  1/12/71
(Script Style)

FANNY FARMER                          1,392,552                   5/6/86
(Script Style)
and New Cameo Design

FANNY FARMER                          1,375,189                 12/10/85

FF (stylized)                           998,022                 11/12/74

I CAN'T MAKE ALL THE                  1,397,036                  6/10/86
CANDY IN THE WORLD, SO
I JUST MAKE THE BEST OF
IT! (stylized).

I LOVE MY HONEY BUT OH                1,468,535                  12/8/87
YOU FANNIE MAY!

LAFAYETTE                               211,768                  4/20/26

MAVRAKOS CANDIES                      1,652,532                  7/30/91
(stylized)

PECAN DIXIES                          1,758,566                  3/16/93

PIXIES (stylized)                       593,071                  7/27/54

SWEET LOOK (stylized)                 1,200,893                  7/13/82

SWEET PERSUASION                      1,816,447                  1/11/94

TRINIDAD                              1,607,576                  7/24/90

TRINIDADS                             1,400,579                   7/8/86

              UNITED STATES TRADEMARK AND SERVICE MARK APPLICATIONS

                                  Registration No.           Registration Date
Mark                                (Serial No.)              (Filing Date)
----                              ----------------           -----------------

PIXIE                               (73/829,267)                (9/29/89)

FANNIE MAY CANDIES                  (75-230,830)                (1/24/97)
CELEBRATED COLLECTION(2)

FANNIE MAY (stylized)               (75-231,420)                (1/27/97)

FANNIE MAY CONFECTIONARY            (75-209,950)                (12/9/96)

FANNIE MAY CONFECTIONARY            (75-209,975)                (12/9/96)

MINIATURE CLASSICS FROM(3)          (75-230,309)                (1/23/97)
THE AMERICAN CHOCOLATIER


--------------
(2) Intent to use applications.

                          STATE TRADEMARK REGISTRATIONS

                                  Registration No.           Registration Date
Mark                                (Serial No.)              (Filing Date)
----                              ----------------           -----------------

                                    ILLINOIS

PIXIES                                   29,397                  8/29/52

                                    MISSOURI

FANNIE MAY CANDIES                        9,241                  9/23/86
(stylized)
                                    NEW YORK

FANNY FARMER                              R-134                 11/15/54

FANNY FARMER (stylized)                R-27,824                 12/15/94

                    UNITED STATES COPYRIGHT REGISTRATIONS

                                  Registration No.           Registration Date
Title                             (Renewal Number)             (Renewal Date)
----                              ----------------           -----------------

"The New Fannie Farmer                 A 58906                    9/11/51
Boston Cooking School                (RE 47-403)                 (12/28/79)
Cook Book" (1951
Edition)

"The Fannie Farmer                    A 310806                   11/13/57
Junior Cook Book"                  (RE 269-246/7)               (12/17/85)
(Revised Edition)

"The All New Fannie                   A 409841                   10/6/59
Farmer Boston Cooking               (RE 351-952)                (10/22/87)
School Cook Book"

"The Fannie Farmer Cook               A 785881                    9/23/65
Book" (Eleventh Edition)            (RE 47-403)                 (12/28/79)

"Candies" (Print or                  KK 232513                   8/17/73
Label)

"Miss Dog's Christmas                 A 557906                   9/9/73
Treat" (Book)

"The Fannie Farmer Cook              TX 338-846                  9/17/79
Book" (Twelfth Edition)

"The Fannie Farmer                   TX 1-547-681                2/22/85
Baking Book"

"The Fannie Farmer Cook              TX 3-280-034                3/16/92
Book" (Thirteenth
Edition)

"Fannie May Chocolate                VA 226 329                  5/12/86
Filled Bunnies" (Poster)

"Fannie May Candies                  VA 299 153                  2/29/88
Easter Parade" (Poster)
(photograph and
lithograph reproduction)

"Fannie May Candies                  VA 258 898                  3/26/87
Easter Parade"
(Catalogue 1987 edition)

"Fannie May Candies                  VA 295 869                  2/29/88
Easter Parade"
(Catalogue 1988 edition)

Fannie May Candies                   VA 339 469                  2/23/89
Easter Parade"
(Catalogue 1989 edition)

"Fannie May Kitchen                  VA 213 682                 10/1/91
Fresh Candies" (Easter
1992 Gift Selection --
photographic catalogue)

"The Chocolate Idea                  TX 1,712,172                1/2/86
Book" - (Catalogue)

"The Chocolate Idea                  VA 248 077                  12/5/86
Book" - (Catalogue 1986 -
1987 edition)

"Chocolate Delights"-                VA 242 556                  10/21/86
(Catalogue 1986-1987
edition)

"Fannie May Quantity                 VA 474 042                  10/1/91
Order Discount Program
1991-1992" (photographic
catalogue)

"Fannie May Mail Order and           VA 278 699                  9/14/87
Quantity Order Catalogue
1987-1988"

"Fannie May Mail Order and           VA 321 549                  9/12/88
Quantity Order Catalogue
1988-1989"

"Fannie May Kitchen                  VA 474 044                 10/1/91
Fresh Candies 1991-1992
Mail Order Gift
Selections"
(photographic catalogue)

"Quantity Order Discount             VA 474 043                 10/1/91
Program Fannie May
Candies" (photographic brochure)

"Fannie May Quantity                 VA 474 042                 10/1/91
Order Discount Program
1991-1992" (photographic
catalogue)

"The Victorian                       TX 1,851 807               2/18/86
Valentine" (design)

"Fannie May Kitchen                  VA 213 681                 10/1/91
Fresh Candies
Valentine's 1992 Gift
Selection" (photographic
catalogue)

"Fannie May Valentine                VA 253 083                 1/22/87
Brochure - 1987 Edition"

"Fannie May Valentine                VA 291 146                 1/19/88
Brochure - 1988 Edition"

"Fannie May Valentine                VA 337 851                 2/6/89
Brochure - 1989 Edition"

"Fannie May Candies                  VA 284 161                11/4/87
Happy Holidays Flyer
1987" (Catalogue)

"Fannie May Candies                  VA 327 611                11/7/88
Happy Holidays Flyer
1988" (Catalogue)

"Fannie May Kitchen                  VA 213 680                10/1/91
Fresh Candies Christmas
1991 Gift Selections"
(Photographic Catalogue)

"Chicago Skylines"                   VA 206 338                 5/7/91
(packaging -- print
based upon original
painting)

"Water Tower/Horse and               VA 228 669                11/1/91
Carriage" (print based
on original painting)

"Floral Heart"                       VA 815 722                10/22/96

"Christmas Personal                  VA 814 976                10/22/96
Consumption"

"Valentine's Day Personal            VA 814 977                10/22/96
Consumption"

"Halloween Personal                  VA 814 978                10/22/96
Consumption"

"Easter Personal Consumption"        VA 814 979                10/22/96

"'96 Halloween Pop"                  VA 814 980                10/22/96

"Easter Bunny Crate"                 VA 814 981                10/22/96

"Easter Bunny Die Cut Box"           VA 814 982                10/22/96

"Marshmallow Hearts"                 VA 814 983                10/22/96

"Carrot-Rabbit Boxes"                VA 820 242                10/22/96

"Easter Cream Egg Boxes"             VA 824 758                10/22/96

"97 Whimsical 2 oz. Heart"           VA 824 762                10/22/96

"12 oz. Jelly Bird Egg"              VA 824 763                10/22/96

"Christmas Tree Die Cut Box"         VA 824 764                10/22/96

"1 oz. Santa Pop"                    VA 824 765                10/22/96

"Twelve Days of Christmas"           VA 824 766                10/22/96

                              UNITED STATES PATENTS


                                     [None]

                                    LICENSES

1. Trademark Agreement dated as of May 15, 1987 with Alfred Knopf for use of the "FANNIE FARMER" trademark in conjunction with publication rights to "The Fannie Farmer Cookbook" (13th Edition).

2. Trademark Agreement dated as of March 17, 1983 with Alfred Knopf for use of the "FANNIE FARMER" trademark in conjunction with publication rights to "The Fannie Farmer Baking Book."

3. Non-exclusive licenses of "Fannie May", "Fannie Farmer", and "Fanny Farmer", trademarks pursuant to distributorship agreements and agreements for advertising and promotion, and merchandising of non-food products (including, without limitation, non-exclusive licenses for the use of such trademarks for publications for third parties) entered into in the ordinary course of business and consistent with past practice.

                  MATERIAL UNREGISTERED INTELLECTUAL PROPERTY


TRADE NAMES
-----------

[Fannie May Candies]
[Fanny Farmer Candies]

                                     EXHIBIT 2


                               SPECIAL POWER OF ATTORNEY


STATE OF ILLINOIS   )
                    ) ss.
COUNTY OF COOK      )


          KNOW ALL MEN BY THESE PRESENTS, THAT ARCHIBALD CANDY CORPORATION, an Illinois corporation with offices at 1137 W. Jackson Blvd., Chicago, Illinois 60607 (hereinafter called "Assignor"), hereby appoints and constitutes THE BANK OF NEW YORK, for the ratable benefit of the Holders under that certain Indenture dated as of July 2, 1997, a New York banking corporation, with offices at 101 Barclay Street - 21 W., New York, NY (hereinafter called "Assignee"), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Assignor:

          1. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of Assignor in and to any United States, state and foreign trademarks, service marks, copyrights, patents, trade names, trade dress, trade secrets, know-how and other proprietary information, and all applications, registrations, recordings, renewals, extensions, reissues, divisions, continuations, continuations-in-part and re-examinations, and all licenses relating thereto, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose; and

          2. To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as Assignee may in its sole discretion determine.

          This power of attorney is made pursuant to that certain Intellectual Property Security Agreement dated as of July 2, 1997, between Assignor and Assignee for the benefit of the Trustee and the ratable benefit of the Holders (the

"Intellectual Property Security Agreement") and takes effect solely for the purposes of Section 6 thereof ("Remedies Upon Default") and is subject to the conditions thereof and may not be revoked until the payment in full of all Obligations (as defined by reference in the Intellectual Property Security Agreement).


                                       Dated:                          , 1997
                                               ------------------------


                                       ARCHIBALD CANDY CORPORATION



                                       By:
                                            ----------------------------------
                                            Name:
                                            Title:

STATE OF ILLINOIS   )
                    )ss:
COUNTY OF COOK      )


          On the ___ day of ______________, 1997, before me personally came ______________, to me known, who being by me duly sworn, did depose and say that he/she is the ____________________ of ARCHIBALD CANDY CORPORATION, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said Corporation.



_________________________
Notary Public

                                    EXHIBIT 3

                    JURISDICTIONS FOR FILING UCC FINANCING STATEMENTS

Illinois Secretary of State
Cook County Recorder of Deeds

Pennsylvania Secretary of the Commonwealth
Bucks County Prothonotary